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                                                                    Exhibit 3.83



                           ARTICLES OF INCORPORATION

                                      OF

                         ALTA LOMA ENTERTAINMENT, INC.


     FIRST: The name of the corporation is Alta Loma Entertainment, Inc.

     SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD: The name of this corporation's initial agent for service of process in the State of California is:

                             C T CORPORATION SYSTEM

     FOURTH: The total number of shares which the corporation is authorized to issue is one thousand (1000); all of such shares shall be without par value.

     FIFTH: The name and address of each person appointed to act as initial director is as follows:

          NAME                                    ADDRESS

          Christie Hefner                         680 N. Lake Shore Drive
                                                  Chicago, IL 60611

          Howard Shapiro                          680 N. Lake Shore Drive
                                                  Chicago, IL 60611

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     IN WITNESS WHEREOF, the undersigned have executed these Articles as of this
24th day of March, 1998.


 /s/ Howard Shapiro                               /s/ Christie Hefner
----------------------------------                ------------------------------
Howard Shapiro, Director                          Christie Hefner, Director


     We hereby declare that we are the persons who executed the foregoing Articles of Incorporation which execution is our act and deed.


/s/ Howard Shapiro                                /s/ Christie Hefner
----------------------------------                ------------------------------
Howard Shapiro                                    Christie Hefner

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                                 A0570693

                                  2104617


                         CERTIFICATE OF AMENDMENT
                                  TO THE
                         ARTICLES OF INCORPORATION



The undersigned certify that:

1. They are the Vice President and Treasurer and Assistant Secretary of the corporation.

2.   The name of the corporation is: AL Entertainment, Inc.

3. Article One of the Articles of Incorporation of this corporation is amended to read as follows: The name of the corporation is AL Entertainment, Inc.

4.   The foregoing amendment has been duly approved by the Board of Directors.

5.   The corporation has issued no shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated as of August 29, 2001


                                              /s/ Howard Shapiro
                                              ----------------------------------
                                              Howard Shapiro, Vice President and
                                              Secretary


                                              /s/ ROBERT D. CAMPBELL
                                              ----------------------------------
                                              Robert Campbell, Treasurer and
                                              Assistant Secretary